Exhibit 23B

                              Accountants' Consent


   The Board of Directors
   Regency Realty Corporation:


   We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                      KPMG Peat Marwick LLP
                                                 Certified Public Accountants

   Jacksonville, Florida
   June 26, 1996